UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 14, 2017 (March 10, 2017)
Date of Report (Date of earliest event reported)
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TYLER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-10485	75-2303920
(State or other jurisdiction of incorporation organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5101 TENNYSON PARKWAY
PLANO, TEXAS 75024
(Address of principal executive offices)

(972) 713-3700
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On March 10, 2017, Larry D. Leinweber, Board Director of Tyler Technologies, Inc. (“Tyler”), and his wife Claudia Babiarz, as trustees for various Leinweber family trusts, adopted a Rule 10b5-1 trading plan (the “Plan”) with a broker to sell up to 216,000 shares of Tyler common stock, which represents approximately 13.2% of Mr. Leinweber’s holdings of Tyler common stock (including vested and unvested options). Mr. Leinweber and his wife entered into the Plan in their fiduciary capacities as part of a long-term investment strategy for asset diversification and liquidity for each of the various family trusts.

Pursuant to the Plan, the brokerage firm may sell 36,000 shares for each of six trading periods. The six trading periods begin on April 10, May 10, June 10, July 10, August 10, and September 10, 2017, respectively, and terminate on November 10, 2017, when the Plan is scheduled to terminate. Mr. Leinweber and his wife will have no control over the timing of stock sales under the Plan; however, the brokerage firm shall not sell any shares at any price below $155.00 per share. Any transactions under the Plan will be reported by Mr. Leinweber through individual Form 4 filings with the Securities and Exchange Commission.

The Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934 and Tyler’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written stock trading plans. A Rule 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material, nonpublic information. Subsequent receipt by the insider of material, nonpublic information will not prevent prearranged transactions under Rule 10b5-1 from being executed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLER TECHNOLOGIES, INC.

March 14, 2017	By:	/s/ Brian K. Miller Brian K. Miller Executive Vice President and Chief Financial Officer (principal financial officer)